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                                                                  EXHIBIT (h)(2)

                TRANSFER AND DIVIDEND DISBURSING AGENT AGREEMENT

                                     BETWEEN

                               MARKET STREET FUND

                                       AND

                        GARTMORE INVESTORS SERVICES, INC.

         THIS TRANSFER AGENT AND DIVIDEND DISBURSING AGENT AGREEMENT (the "Agreement") is made as of this 1st day of October, 2002, by and between MARKET STREET FUND, a Delaware business trust (the "Fund"), and GARTMORE INVESTORS SERVICES, INC., an Ohio corporation (the "Agent").

                                   WITNESSETH:

         WHEREAS, the Fund desires to enter into a "Transfer and Dividend Disbursing Agent Agreement" with the Agent under which the Agent will provide the services to the Fund and the series portfolios of the Fund (hereinafter, the "Portfolios"), each of which Portfolios as are now, or may hereafter be, listed on Exhibit A to this Agreement, and the Agent is desirous of providing these services, as set forth in detail in this Agreement, and upon the terms and conditions hereinafter provided; and

         WHEREAS, the Fund is an open-end management investment company and is registered as such under the Investment Company Act of 1940, as amended ("1940 Act"), and has registered its shares for public offering under the Securities Act of 1933, as amended; and

         WHEREAS, the Agent is registered in good standing as a transfer agent under the Securities Exchange Act of 1934, as amended; and

         NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained, it is agreed as follows:

         1. The Agent shall act as Transfer Agent for the Fund and the Portfolios of the Fund, and, in this capacity, the Agent shall:

                           a. maintain the current name and address, issuance date, and number of shares and fractional shares owned by all shareholders of the Fund;

                           b. deposit and process all investments on a daily basis;

                           c.       establish new accounts;
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                           d.       process and mail redemption checks,
                                    including, among others, Systematic
                                    Withdrawal Plan checks;

                           e. examine and process all legal changes in share registrations and transfers of ownership;

                           f. respond to inquiries from investors and representatives selling shares of the Fund; and

                           g.       prepare and mail confirmation statements.

         2. The Agent shall act as the Dividend Disbursing Agent and shall:

                           a. calculate the shareholders' dividends and capital gains distributions;

                           b. prepare and mail dividend and capital gains distribution checks;

                           c. cause reinvestment of these dividends and capital gains where required; and

                           d. prepare and mail dividend and capital gains distribution confirmations.

         3.       The Agent shall also:

                           a. address and mail semi-annual reports, annual reports, and prospectuses;

                           b. prepare and mail all necessary reports to investors, and to State and Federal authorities, including Federal Form 1099, 1042, and 1042S;

                           c. issue replacement checks and maintain a "Stop Payment" file;

                           d.       solicit taxpayer identification numbers; and

                           e. provide comprehensive accounting controls and reconciliations of all cash flow.

         4. The Agent agrees to act in good faith in furnishing the services provided for herein and shall at all times maintain a staff of trained personnel for the purpose of performing the Agent's obligations under the Agreement. The Agent assumes no responsibility under this Agreement other than to render

                                       2
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                  the services called for hereunder in good faith. Anything
                  herein to the contrary notwithstanding, Fund hereby agrees that, while the Agent has sole responsibility for performance of the Agent's obligations under this Agreement, any or all duties of the Agent may be performed from time to time by one or more third parties as the Agent, in the Agent's discretion, shall select; provided, that the Fund shall be notified of all contracts between the Agent and said third party or parties and provided copies thereof upon request.

         5. The Agent agrees that, in all matters relating to the services to be performed by the Agent hereunder, the Agent will use the Agent's best efforts to act in conformity with the terms of the Declaration of Trust, Bylaws, Code of Ethics, Registration Statements, and current Prospectuses of the Fund. Each of the parties agrees that, in all matters relating to the performance of this Agreement, that party will use that party's best efforts to conform to and comply with the requirements of the 1940 Act and all other applicable Federal, State, or other laws and regulations. Nothing herein contained shall be deemed to relieve or deprive the Board of Trustees of the Fund of this Board's responsibility for and control of the conduct of the affairs of the Fund.

         6. The services of the Agent as provided herein are not to be deemed to be exclusive, and the Agent shall be free to render services of any kind to any other group, firm, individual, or association, and to engage in other business or activity.

         7. This Agreement, including Exhibit A hereto, may be amended at any time by mutual written consent of the parties.

         8. This Agreement may be terminated by either party hereto upon sixty (60) days written notice given by one to the other; provided, that no said notice of termination given by the Agent to the Fund shall be effective unless and until a substitute person or entity has been engaged by the Fund to perform the services required hereunder for the Fund, or the Fund has certified to the Agent that other arrangements have been made by the Fund to provide these services.

         9. For the Agent's services specified above, the Fund shall pay to the Agent fees as provided in Exhibit A, which is attached hereto and made a part hereof.

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         IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers thereunto duly authorized and their respective corporate seals to be hereunto affixed, as of the day and year first above written.

                                            GARTMORE INVESTORS SERVICES, INC.

                                            By:
                                            Name:
                                            Title:

                                            MARKET STREET FUND

                                            By:
                                            Name:
                                            Title:

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                                    EXHIBIT A

                               MARKET STREET FUND
                TRANSFER AND DIVIDEND DISBURSING AGENT AGREEMENT

                          SCHEDULE OF FEES / PORTFOLIOS
                                [October 1, 2002]

The Portfolios of the Fund shall pay a combined fee at an annual rate of 0.06% of the Fund's average daily net assets for services provided by the Agent under this Transfer and Dividend Disbursing Agent Agreement and by Gartmore SA Capital Trust (the "Administrator") for the provision of transfer and dividend disbursement agency services under the Fund Administration Agreement between the Fund and the Administrator.

Fees will be computed daily and payable monthly at the annual rate described above. The Fund will also be responsible for out-of-pocket expenses reasonably incurred by the Administrator and the Agent in providing services to the Portfolios. The combined fees and expenses shall be paid by the Fund to the Administrator on behalf of both the Administrator and the Agent.

The following Portfolios are covered by this Agreement:

         Market Street Fund
         All Pro Broad Equity Portfolio
         All Pro Large Cap Growth Portfolio
         All Pro Large Cap Value Portfolio
         All Pro Small Cap Growth Portfolio
         All Pro Small Cap Value Portfolio
         Equity 500 Index Portfolio
         International Portfolio
         Mid Cap Growth Portfolio
         Balanced Portfolio
         Bond Portfolio
         Money Market Portfolio

                                             GARTMORE INVESTORS SERVICES, INC.

                                             By:
                                             Name:
                                             Title:

                                             MARKET STREET FUND

                                             By:
                                             Name:
                                             Title: